UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2026

EOS ENERGY ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39291	84-4290188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3920 Park Avenue

Edison, New Jersey 08820

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (732) 225-8400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	EOSE	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock	EOSEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Chief Administration Officer

On March 30, 2026, EOS Energy Enterprises, Inc. (the “Company”) and certain of its subsidiaries entered into an employment agreement with Michelle Buczkowski, the Company’s Chief Administration Officer (the “Employment Agreement”).

The Employment Agreement supersedes the prior Offer of Employment Letter entered into with Ms. Buczkowski and provides for Ms. Buczkowski to receive an annual base salary of $385,000. Ms. Buczkowski will also be eligible for a year-end target bonus of 75% of her annual base salary under the short-term incentive plan, with the actual bonus to be determined based on performance. Additionally, the Employment Agreement confirms that Ms. Buczkowski will be eligible for annual long-term incentive grants.

The Employment Agreement also provides that if Ms. Buczkowski’s employment is involuntarily terminated (i.e., terminated without Cause (as defined in the Employment Agreement) or with Good Reason (as defined in the Employment Agreement)), conditioned on Ms. Buczkowski’s execution and non-revocation of a release of claims, Ms. Buczkowski will be entitled to receive: any accrued but unpaid base salary and vacation earned through the date of termination, any earned but unpaid annual bonus in respect of any calendar year preceding the termination of employment, twelve (12) months of continued base salary, prorated annual bonus based on actual performance if Ms. Buczkowski has completed three full months of service of the applicable calendar year, prior to the termination of employment, and the vesting of outstanding equity awards that would have vested over the twelve month period immediately following Ms. Buczkowski’s date of termination (subject to the attainment of any applicable performance goals).

The Employment Agreement also includes customary confidentiality and assignment of intellectual property obligations (which are perpetual), as well as non-competition and non-solicitation restrictions (both of employees and business relationships) that each continue for 12 months following termination of employment.

The foregoing summary description of the Employment Agreement is not complete and is subject to, and qualified in its entirety by reference to, the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit Number	Description of Document

10.1	Employment Agreement dated March 30, 2026
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOS ENERGY ENTERPRISES, INC.

Dated: March 30, 2026	By:	/s/ Nathan Kroeker
		Name:	Nathan Kroeker
		Title:	Chief Financial Officer